UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 4, 2005

Date of report (Date of earliest event reported)

FIRST PLACE FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	0-25049	34-1880130
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

185 E. Market Street, Warren, OH 44481

(Address of principal executive offices)

(330) 373-1221

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreement

First Place Financial Corp. (the Registrant) has appointed Paul S. Musgrove as Chief Financial Officer effective May 9, 2005. He will also serve as Corporate Executive Vice President – Chief Financial Officer of First Place Bank. Mr. Musgrove will initially receive annual compensation of $185,000 and will be granted 10,000 stock options effective May 9, 2005. As an executive officer Mr. Musgrove will be eligible to participate in the management bonus program and will also be subject to a change in control agreement consistent with the other Corporate Executive Vice Presidents.

Item 5.02 Appointment of Principal Officer

The Registrant issued a press release on May 4, 2005 announcing the appointment of Paul S. Musgrove as Chief Financial Officer of the Registrant and Corporate Executive Vice President of First Place Bank effective May 9, 2005. The terms of Mr. Musgrove’s employment are discussed in Item 1.01 and incorporated herein. A copy of the press release is included as Exhibit 99.1 and is incorporated herein by reference.

Mr. Musgrove, age 42, was employed as Vice President – Director Finance at Ohio Savings Bank in Cleveland, Ohio from 2004 to 2005. He served RBC Centura Banks Inc. of Raleigh, North Carolina as Chief Financial Officer from 2002 to 2004 and as Corporate Controller from 2001 to 2002. Prior to that time he served as Assistant Controller for Royal Bank Financial Group in Toronto, Canada from 1996 to 2001. Mr. Musgrove received his undergraduate degree and a Master in Business Administration from Concordia University, Montreal, Canada.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibit No.	Description
	99.1	Press release of First Place Financial Corp. dated May 4, 2005 announcing the appointment of Paul S. Musgrove as Chief Financial Officer effective May 9, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST PLACE FINANCIAL CORP.

Date: May 6, 2005	By:	/s/ Steven R. Lewis
Steven R. Lewis
President and Chief Executive Officer

Exhibit Index

Exhibit No.	Description
99.1	Press release of First Place Financial Corp. dated May 4, 2005 announcing the appointment of Paul S. Musgrove as Chief Financial Officer effective May 9, 2005.